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                            CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-51711 and No. 33-56485) and related Prospectuses of Riggs National Corporation pertaining to the Riggs National Corporation 1993 Stock Option Plan and the Riggs National Corporation 1994 Stock Option Plan, respectively, and in the Registration Statement and related Prospectus (Form F-3 No. 33-50775) of Riggs National Corporation relating to the sale of 4,000,000 Shares of its 10.75% Noncumulative Perpetual Preferred Stock, Series B and 2,924,000 Shares of its Common Stock of our report with respect to the financial statements of Riggs AP Bank Limited dated March 2, 1993, except for Note 19-Subsequent Events: Regulatory and Other Developments Relating to Riggs National Corporation as to which the date is September 14, 1993, included as Exhibit 28 to the Annual Report (Form 10-K) of Riggs National Corporation for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                                /s/ERNST & YOUNG
                                                Ernst & Young
                                                Chartered Accountants


London, England
March 31, 1995



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